UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2009

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 31, 2009, James C. Miller and Idaho Power Company (“IPC”) agreed to Mr. Miller’s retirement as the Senior Vice President, Power Supply of IPC effective August 31, 2009.  The terms of Mr. Miller’s retirement are set forth in a Separation Agreement and General Release (“Separation Agreement”), dated August 31, 2009, between Mr. Miller and IPC, including its subsidiaries and affiliates. Mr. Miller will also provide consulting services pursuant to a Consulting Agreement (“Consulting Agreement”) between Mr. Miller and IDACORP, IPC, and their subsidiaries (together, the “Companies”), effective September 1, 2009.  The terms of the Separation Agreement and Consulting Agreement are summarized below.

Separation Agreement

The Separation Agreement provides that Mr. Miller’s last day of employment with IPC was August 31, 2009.  The Separation Agreement further provides that in consideration for Mr. Miller’s execution of the Separation Agreement and his agreement to the releases contained therein, IPC will pay to Mr. Miller a gross amount of $450,000, less all taxes and appropriate deductions, in two equal payments to be paid no later than September 15, 2009, and January 15, 2010.

Mr. Miller’s eligibility for retiree group health plan coverage shall be governed by the terms and conditions of IPC’s group health plan.  The Separation Agreement further provides that any retirement benefits Mr. Miller may be entitled to under IPC’s Security Plan for Senior Management Employees I and Security Plan for Senior Management Employees II will be determined in accordance with the plans’ provisions.

IPC is to pay to Mr. Miller all accrued but unused flexible time off minus all appropriate deductions, including applicable taxes.  Mr. Miller’s eligibility for participation in the Companies’ short-term incentive plans, including but not limited to the Executive Incentive Plan, and the Companies’ long-term executive incentive plans shall terminate on August 31, 2009.  Any payment made to Mr. Miller under the Executive Incentive Plan for 2009 will be governed by the terms and conditions of the plan, and all grants to Mr. Miller of restricted stock, performance shares and/or stock options made prior to August 31, 2009 shall be administered in accordance with applicable plan and award agreement provisions.  IPC’s payment of any and all executive perquisites, such as club memberships, supplemental medical benefits and any other perquisite provided to Mr. Miller by IPC shall terminate on August 31, 2009.  All other benefits Mr. Miller was entitled to receive as an employee of IPC cease as of midnight on August 31, 2009, except for any accrued or vested benefits to which he is entitled in accordance with the terms of applicable compensation and benefit plans.

The Separation Agreement also includes mutual covenants between IPC and Mr. Miller whereby (1) each party disclaims any admission of liability or wrongful acts against the other party relating to Mr. Miller’s employment and termination of employment with IPC, (2) each party represents and warrants to the other party that they have not and will not file any claims against the other party with respect to any acts, omissions or events occurring prior to the date of the Separation Agreement, (3) each party agrees not to make oral or written statements which are not truthful, or for which the party lacks a factual basis, and which, by themselves, may significantly or substantially damage the reputation of the other party, (4) Mr. Miller irrevocably and unconditionally releases IPC from any types of claims with respect to any acts, omissions or events occurring prior to the date of the Separation Agreement, and (5) each party agrees to indemnify and hold harmless the other party from and against any claims arising from the indemnifying party’s breach of, or false representations in, the Separation Agreement.

The Separation Agreement further requires that Mr. Miller return all property of IPC and also includes confidentiality provisions.

The Separation Agreement also provides that Mr. Miller will provide ongoing consulting services to IPC from September 1, 2009 to December 31, 2010, under a Consulting Agreement as described below.

Consulting Agreement

The Consulting Agreement between the Companies and Mr. Miller commences September 1, 2009 and extends for a term of 16 months, through December 31, 2010.  The Consulting Agreement provides that Mr. Miller will provide business consulting services that may be desired by the Companies from time to time during the term of the Consulting Agreement, including, without limitation, offering advice related to the Companies’ power supply function, corporate strategy or history, and general business matters.  The Companies will pay Mr. Miller a retainer of $6,418.27 per month during the term of the Consulting Agreement, in exchange for which Consultant agrees to provide up to 20 hours of service per month.  The Consulting Agreement further provides that the Companies may terminate the Consulting Agreement for cause and includes confidentiality provisions.

ITEM 8.01     Other Events.

Idaho PUC Order in Langley Gulch Proceeding

As previously reported, on March 6, 2009, Idaho Power Company (“IPC”) filed an application with the Idaho Public Utilities Commission (“IPUC”) for a Certificate of Public Convenience and Necessity (“CPCN”) authorizing IPC to construct, own and operate the Langley Gulch power plant (“Project”).  The Project is a natural gas-fired combined cycle combustion turbine generating plant to be constructed in Payette County, Idaho, with a generating capacity of approximately 300 MW in the summer and 330 MW in the winter.  In its application, IPC also asked the IPUC to provide assurances of future ratemaking treatment to assist IPC in obtaining financing for the Project.  On August 31, 2009, the IPUC issued its Order No. 30892 (“Order”) granting a CPCN for the Project and providing related cost recovery and ratemaking assurances requested by IPC for the Project.

In the Order, the IPUC concluded that IPC’s planning decisions with respect to the Project were just and reasonable and that IPC’s pursuit, development, and implementation of cost-effective DSM, conservation, energy efficiency, and electricity pricing options were diligent and commendable.  The IPUC found that IPC satisfied the requirements for a CPCN for the Project and found that the public interest required construction of the Project in the manner, time frame, and location proposed by IPC in its application.

IPC had requested in its application that the IPUC provide IPC with assurances of future ratemaking treatment in accordance with the provisions of Idaho Code § 61-541 for construction costs up to IPC’s cost estimate of $427.4 million for the Project.  In the Order, the IPUC found that IPC had satisfied the statutory requirements that would entitle IPC to receive such ratemaking assurances.  The Order grants IPC assurance and pre-approval to include $396.6 million of Project construction costs in IPC’s rate base when the Project achieves commercial operation.  The Order contemplates that IPC may request recovery of additional costs if they exceed $396.6 million, provided that IPC is able to demonstrate that the additional costs were reasonably and prudently incurred.

The application also requested authorization (i) to include IPC’s construction work in progress (“CWIP”) in rate base as IPC incurs construction costs for the Project and (ii) for the return on equity for the Project to be the same as the return on equity authorized for the rest of IPC’s rate base when the Project achieves commercial operation.  The Order authorized the requested return on equity, but the IPUC concluded in the Order that it did not have sufficient evidence in the record to support authorization of CWIP for the Project at this time.  The IPUC advised that it was willing to consider including CWIP in the IPC rate base in the future as Project construction progresses.

In the Order, the IPUC conditioned its granting of assurances of future ratemaking treatment on the receipt of quarterly progress reports from IPC addressing the construction schedule, actual progress against the schedule and estimates of costs incurred for the Project, as well as projections of deviations in such schedules or costs.  The Order also directed IPC to prepare and file a new depreciation study shortly after the Project is placed in service.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are forward-looking statements within the meaning of federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include: the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Federal Energy Regulatory Commission affecting our ability to recover costs and/or earn a reasonable rate of return including, but not limited to, the disallowance of costs that have been deferred; changes in and compliance with state and federal laws, policies and regulations including new interpretations by oversight bodies, which include the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, of existing policies and regulations that affect the cost of compliance, investigations and audits, penalties and costs of remediation that may or may not be recoverable through rates; changes in tax laws or related regulations or new interpretations of applicable law by the Internal Revenue Service or other taxing jurisdiction; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with laws, regulations, and policies including changes in law and compliance with environmental, natural resources, endangered species and safety laws, regulations and policies and the adoption of laws and regulations addressing greenhouse gas emissions, global climate change, and energy policies; global climate change and regional weather variations affecting customer demand and hydroelectric generation; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generation, transmission and distribution facilities, including an inability to obtain required governmental permits and approvals, rights-of-way and siting, and risks related to contracting, construction and start-up; operation of power generating facilities including performance below expected levels, breakdown or failure of equipment, availability of transmission and fuel supply; changes in operating expenses and capital expenditures, including costs and availability of materials, fuel and commodities; blackouts or other disruptions of Idaho Power Company’s transmission system or the western interconnected transmission system; population growth rates and other demographic patterns; market prices and demand for energy, including structural market changes; increases in uncollectible customer receivables; fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms, which can be affected by factors such as credit ratings, volatility in the financial markets and other economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; changes in interest rates or rates of inflation; performance of the stock market, interest rates, credit spreads and other financial market conditions, as well as changes in government regulations, which affect the amount and timing of required contributions to pension plans and the reported costs of providing pension and other postretirement benefits; increases in health care costs and the resulting effect on medical benefits paid for employees; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; homeland security, acts of war or terrorism; natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements. Any such forward-looking statements should be considered in light of such factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2008, 10-Q for the first quarter ended March 31, 2009, 10-Q for the second quarter ended June 30, 2009, and other reports on file with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 4, 2009

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer